Exhibit 10(clxx)
                                AMENDMENT NO. 3
                                     TO THE
                      NACCO MATERIALS HANDLING GROUP, INC.
                             UNFUNDED BENEFIT PLAN
              (As Amended and Restated Effective October 1, 1994)


     NACCO Materials Handling Group, Inc. hereby adopts this Amendment No. 3 to the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (the "Plan"). The provisions of this Amendment shall be effective as of the dates indicated herein. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.


                                   Section 1

     Effective as of January 1, 1995, Section 2.2 of the Plan is hereby amended in its entirety to read as follows:

     "SECTION 2.2. Adjusted ROE.

     (a) For purposes of this Section, the following terms shall have the following meanings:

     (i) "Net Income (before extraordinary items)" is defined as consolidated net income, as defined by general accepted accounting principles ("GAAP"), for the Company or NACCO Industries, Inc. and its subsidiaries, as applicable for the subject year before extraordinary items, but including any extraordinary items related to refinancings (net of tax);

     (ii) "Amortization of Goodwill" is defined as the consolidated amortization expense related to the intangible asset goodwill for the Company or NACCO Industries, Inc. and its subsidiaries, as applicable for the subject year;

     (iii) "Weighted Average Stockholders' Equity" is calculated by adding the consolidated stockholders' equity for the Company or NACCO Industries, Inc., as applicable, as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen;

     (iv) "Weighted Average Accumulated Amortization of Goodwill" is calculated by adding consolidated accumulated amortization of goodwill, as defined by GAAP, at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen; and

     (v) "Weighted Average UMWA Adjustment" is calculated by adding the balance in the Obligation to United Mine Workers of America Combined Benefit Fund, net of tax, for NACCO Industries, Inc. at the beginning of the subject year and the end of each month of the subject year and dividing by thirteen. (b) For Profit Sharing Employees who are Employees of NACCO Industries, Inc. and for NACCO 401(k) Employees, "Adjusted ROE" shall mean the average return on equity of NACCO Industries, Inc. calculated for the applicable time period, based on A divided by B, where:

     A = Net Income (before extraordinary items) + Amortization of Goodwill; and

     B = Weighted Average  (Stockholders'  Equity + Accumulated  Amortization of
         Goodwill + UMWA Adjustment).

                  (c) For all other Participants, "Adjusted ROE" shall mean the average return on equity of the Company calculated for the applicable time period, based on A divided by B, where:

     A = Net Income (before extraordinary items) + Amortization of Goodwill; and

     B = Weighted Average  (Stockholders'  Equity + Accumulated  Amortization of
         Goodwill).

         (d) Adjusted ROE shall be determined at least annually by the Employers."


                                   Section 2

     Effective as of January 1, 1995, a new Section 2.12A is hereby added to the Plan, immediately following Section 2.12, to read as follows:

     "SECTION 2.12A. Fixed Income Fund shall mean the Stable Asset Fund under the NACCO Materials Handling Group, Inc. Profit Sharing Plan or any equivalent fixed income fund thereunder which is designated by the NACCO Industries, Inc. Retirement Funds Investment Committee as the successor to the Stable Asset Fund."


                                   Section 3

     Effective as of January 1, 1995, Article IV of the Plan is hereby amended by deleting the phrase "Stable Asset Fund" and replacing it with the phrase "Fixed Income Fund" each time it appears therein.


                                   Section 4

     Effective as of January 1, 1995, a new Section 4.4 is hereby added to the Plan, immediately following section 4.3, to read as follows:

     "SECTION 4.4. Limitation on Earnings Assumption. Notwithstanding any provision of the Plan to the contrary, in no event will the earnings rate credited to Accounts hereunder exceed 14%."


                                   Section 5

     Effective July 1, 1995, a new Section 4.5 is hereby added to the Plan, immediately following Section 4.4, to read as follows:

     "SECTION 4.5. Changes in Earnings Assumption. The Nominating, Organization and Compensation Committee of the Board of Directors of the Company may change the earnings rate credited on Accounts hereunder at any time upon at least 30 days advance notice to Participants."


                           Executed this 30th day of June, 1995.


                                            NACCO MATERIALS HANDLING GROUP, INC.


                                            By:  Charles A. Bittenbender
                                            Title:  Assistant Secretary